UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2008, Silicon Storage Technology, Inc., or SST, announced that it has received a NASDAQ Staff Determination letter dated January 2, 2008 indicating that SST is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4350(e) and 4350(g) because SST did not solicit proxies nor hold an annual meeting of shareholders during 2007. In addition, SST is not in compliance with Marketplace Rule 4310(c)(14) as it has not filed its Annual Report on Form 10-K for the year ended December 31, 2006 nor its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007.   SST plans to file its delinquent periodic reports with the Securities and Exchange Commission by January 15, 2008 and submit a compliance plan with respect to Marketplace Rules 4350(e) and 4350(g) to the NASDAQ Listing Qualifications Panel as soon as possible thereafter.  Pending a decision by the Panel, SST’s shares will remain listed on the NASDAQ Global Market.

In March 2007, SST announced it was conducting a voluntary review of its historical stock option grant practices covering the time from its initial public offering in 1995 through 2007. As a result, SST's filings with the Securities and Exchange Commission were delayed while the chairman of the Audit Committee conducted an independent review. In July 2007, SST announced the chairman of the Audit Committee had reached a preliminary conclusion that SST will need to restate its historical financial statements to record additional non-cash stock-based compensation expense related to stock option grants as a result of errors in recording the measurement date for certain stock option grants. Since that time SST has been working to determine those compensation charges and their related impact and prepare its delinquent filings.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Press Release, dated January 8, 2008, entitled “SST Announces Receipt of NASDAQ Notice.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  January 8, 2008

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Bing Yeh
Bing Yeh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 8, 2008, entitled “SST Announces Receipt of NASDAQ Notice.”